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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 1997
                                                 ------------
                       ML/EQ Real Estate Portfolio, L.P.
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             (Exact name of registrant as specified in its charter)

      Delaware                        0-17684            58-1739523
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(State or other jurisdiction       (Commission          (IRS Employer
of incorporation)                  File Number)       Identification No.)

    3424 Peachtree Road, N.E., Atlanta, Georgia 30326
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (404) 239-5002
                                                   --------------
1150 Lake Hearn Drive, NE     Atlanta, Georgia  30345
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        (Former name or former address, if changed since last report.)



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                               REPORT ON FORM 8-K



ITEM 5.  OTHER EVENTS

1. On June 10, 1997 the sale of Equitable Real Estate Investment Management, Inc. ("ERE") to Lend Lease Corporation as reported in the Form 8-K filed by the Registrant on April 29, 1997 was consummated on substantially the same terms as previously reported. In connection with the transfer of ERE's stock, the officers and directors of the Managing General Partner resigned. Equitable Investment Corporation, the sole shareholder of the EREIM Managers Corp., the Managing General Partner of the Registrant, elected Timothy J. Welch, Anthony D. Pasquale and Peter D. Noris as directors of EREIM Managers Corp., and the Directors appointed the following as officers:

                  Timothy J. Welch          President and Chief Executive
                                            Officer
                  Patricia C. Snedeker      Vice President, Controller and
                                            Treasurer
                  Douglas L. Brown          Secretary

Each of the directors are employees of The Equitable Life Assurance Society of the United States.

2. On July 11, 1997, the Managing General Partner sent to the holders of Beneficial Assignee Certificates representing assignments of limited partnership interests in the Partnership (the "BACs") the attached letter announcing that it has instructed MLH Depositary Inc. (the "Transfer Agent") not to process for transfer or recognize transfers of more than 4.8% of the issued and outstanding BACs or limited partnership interests in calendar year 1997.

Refer to Exhibit A. Letter to BAC holders.




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                  Pursuant to the requirements of Section 13 or 15(d) of the
Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           ML/EQ Real Estate Portfolio, L.P.

                                           By: EREIM Managers Corp.
                                               Managing General Partner



                                           By:   /s/ Patricia C. Snedeker
                                                 ------------------------------
                                                 Patricia C. Snedeker
                                                 Vice President, Controller and
                                                 Treasurer
                                                 (Principal Accounting Officer)



Dated: July 10, 1997
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                                                                      EXHIBIT A

                       ML/EQ REAL ESTATE PORTFOLIO, L.P.
                           3424 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326
                                 (404) 239-5002

                                 July 11, 1997

Dear Investor:

     After carefully considering a number of possible alternative strategies, we have determined at present to limit the transfers of Beneficial Assignee Certificates ("BACs") in ML/EQ Real Estate Portfolio, L.P. (the "Partnership") to a total of 4.8% of all issued and outstanding BACs of the Partnership for the 1997 calendar year.

     If 5% or more of the issued and outstanding BAC units are transferred this year, the Partnership may be treated as a corporation for federal income tax purposes in certain limited circumstances. Taxation of the Partnership as a corporation may materially reduce proceeds available for distribution to investors. To avoid this result, the General Partners have determined to continue the policy of limiting transfers of BACs to less than 5% of all issued and outstanding units.

     The Amended and Restated Agreement of Limited Partnership of the Partnership specifically provides that no transfer of an interest in the Partnership shall be made if it will, or in the determination of the General Partners, may result in the Partnership being taxed as a corporation. Accordingly, EREIM Managers Corp., the Managing General Partner of the Partnership, has instructed MLH Depositary Inc. (the "Transfer Agent") not to process for transfer or recognize transfers of more than 260,363 BACs during calendar year 1997. This number represents 4.8% of all issued and outstanding BACs.

     Since the aggregate number of transfer requests which the Partnership has already received exceeds the 260,363 unit limit, the Transfer Agent will process all transfer requests in the order received in accordance with procedures developed by the Transfer Agent and approved by the Partnership until the aggregate number of BACs transferred in 1997 reaches the 260,363 unit limit. Any documents received with respect to transfers in excess of the 4.8% limit will be returned and will not be held for future processing.

     As previously reported to you, the 4.8% limitation was first imposed for calendar year 1996 when offers by two investors, Everest Properties, LLC and The Secondary Market Fund, L.P., to purchase units in the Partnership resulted in a larger number of transfers than in prior years. In fact, a number of the transfers to be processed by the Partnership this year were initially submitted to the Partnership last year but could not be processed in 1996 because they were submitted after the 4.8% limitation for that year had been reached.

     The 4.8% limit on transfers does not apply to transfers at death, certain transfers between family members, distributions from a retirement program or certain transfers in which the transferee carries over the tax basis of the transferor.

     Documents which cannot be processed in 1997 will be returned and will not be held for future processing. Please be further advised that transfer papers for transactions intended to be effective in 1998 will not be accepted by the Transfer Agent until after January 1, 1998. Documents submitted before that date will be returned and will not be held for future processing.

     The General Partners regret any inconvenience that the limitation on transfers may cause to certain BAC Holders. The General Partners may reevaluate the 1997 transfer policy and will notify you in the event of a change. Investors should be aware that the General Partners may have to impose similar restrictions or other limitations on transfers in future years.

                                          Very truly yours,

                                          ML/EQ Real Estate Portfolio, L.P.